UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2022, Walker & Dunlop, Inc., a Maryland corporation (the “Company” or “we”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with WD-GTE, LLC a Delaware limited liability company and a wholly owned subsidiary of the Company (“WD Purchaser”), GeoPhy B.V., a Netherlands private limited liability company (“GeoPhy”), the several persons and entities constituting the holders (the “Shareholders”) of all of GeoPhy’s issued and outstanding shares of capital stock (the “Acquired Shares”), and Shareholder Representative Services LLC, as representative of the Shareholders, pursuant to which WD Purchaser will acquire all of the Acquired Shares and the Company has agreed to unconditionally and irrevocably guarantee to the Shareholders the due and punctual payment and discharge by WD Purchaser of the obligations, covenants and agreements of WD Purchaser under the Purchase Agreement (the transactions contemplated by the Purchase Agreement, the “Transaction”).

On the terms and subject to the conditions set forth in the Purchase Agreement (i) upon closing of the Transaction, the Shareholders will receive consideration with an aggregate value equal to approximately $85 million in cash (subject to certain purchase price and escrow adjustments), and (ii) if, as and when payable, the Shareholders will be entitled to receive earnout payments (the “Earnout Consideration”) with an aggregate value of up to $205 million in cash. The Earnout Consideration is allocated up to $50 million payable attributable to the achievement of Apprise (defined below) revenue and productivity milestones and up to $155 million payable attributable to the achievement of small balance lending (“SBL”) volume and revenue milestones. The Earnout Consideration will become payable, subject to the terms and conditions of the Purchase Agreement, upon the final determination of the achievement of the milestones for years ended December 31, 2022, 2023, 2024, and 2025. Upon the terms and conditions of the Purchase Agreement, the payment of the Earnout Consideration is subject to acceleration in the event (i) of the termination of the Company’s multifamily real estate asset appraisal service offering (“Apprise”) and/or the Company’s SBL business unit, (ii) of the winding-down or liquidating of GeoPhy, Apprise or the Company’s SBL business unit, (iii) of any fundamental changes to the nature of Apprise and/or the Company’s SBL business unit, or (iv) that a change of control of WD Purchaser, GeoPhy, or the Company’s indirect wholly owned subsidiary, Walker & Dunlop, LLC, occurs and the acquiring company does not unconditionally and irrevocably assume WD Purchaser’s obligations to perform under the earnout.

The Purchase Agreement contains customary representations and warranties of GeoPhy, the Shareholders, and WD Purchaser. Each party has also agreed to customary covenants, including, in the case of GeoPhy and the Shareholders, covenants relating to the conduct of the business during the interim period between the execution of the Purchase Agreement and the closing of the Transaction and, in the case of certain of the Shareholders, four-year post-closing non-competition and non-solicitation restrictive covenants. In addition, each party’s obligation to consummate the Transaction is subject to certain other customary conditions, including the accuracy of the representations and warranties of the other party, subject to certain materiality standards, and compliance in all material respects by the other party with its covenants. Also, the Purchase Agreement contains customary indemnification provisions whereby the Shareholders have agreed to indemnify, subject to certain limitations and thresholds, WD Purchaser, and certain affiliated parties of WD Purchaser, for certain losses, liabilities and damages.

The Purchase Agreement provides certain termination rights for GeoPhy and WD Purchaser. Specifically, the Purchase Agreement can be terminated upon mutual written consent of GeoPhy and WD Purchaser; by either WD Purchaser or GeoPhy if certain closing conditions are not satisfied or if the closing of the Transaction has not occurred on or prior to March 31, 2022; by either WD Purchaser or GeoPhy if the other party has breached any representation, warranty, covenant or agreement in the Purchase Agreement which cannot or has not been cured within 20 days and gives rise to the failure of a relevant closing condition; and by either WD Purchaser or GeoPhy if applicable law or a legal requirement renders illegal or otherwise prohibits the closing of the Transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 7.01. Regulation FD Disclosure.

On February 7, 2022, the Company issued a press release announcing the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information in this Item 7.01, as well as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated February 7, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: February 7, 2022	By:	/s/ Stephen P. Theobald
Stephen P. Theobald Executive Vice President and Chief Financial Officer